                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 HYDRIL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                                 [HYDRIL LOGO]



                                 HYDRIL COMPANY
                       3300 North Sam Houston Parkway East
                            Houston, Texas 77032-3411


                                                                April 23, 2001



Dear Stockholder:

        On behalf of your board of directors and management, you are cordially invited to attend the annual meeting of stockholders to be held at The Houstonian, 1111 North Post Oak Lane, Houston, Texas 77024, on May 22, 2001 at 9:00 a.m.

        It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. The proxy is revocable and will not be used if you are present at the meeting and prefer to vote your shares in person.

        You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2000 Annual Report to Stockholders is also enclosed with these materials.

        Your interest in Hydril is appreciated, and we look forward to seeing you on May 22, 2001.



                                Sincerely,

                                /s/ Christopher T. Seaver


                                Christopher T. Seaver
                                President, Chief Executive Officer and Director

                                                                  [HYDRIL LOGO]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 22, 2001


To the Stockholders of Hydril Company:

        The annual meeting of stockholders of Hydril Company will be held at The Houstonian, 1111 North Post Oak Lane, Houston, Texas 77024, on May 22, 2001 at 9:00 a.m. The purpose of the meeting is to vote on the following proposals described in the accompanying proxy statement, and any other business that may properly be presented at the meeting or any reconvened meeting after any adjournment of the meeting:

        1)      Election of three directors to serve for a three-year term.

        2) Ratification of the appointment of Deloitte & Touche LLP as Hydril's independent public accountants for 2001.

        ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 26, 2001 MAY VOTE AT THE MEETING.

        You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, please vote by signing, dating and returning the accompanying proxy as soon as possible.


                                        By Order of the Board of Directors

                                        /s/ Chris D. North

                                        Chris D. North
                                        Secretary

April 23, 2001
3300 North Sam Houston Parkway East
Houston, Texas 77032-3411

                                 HYDRIL COMPANY

                       3300 NORTH SAM HOUSTON PARKWAY EAST

                            HOUSTON, TEXAS 77032-3411

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------


                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
INTRODUCTION................................................................................1
VOTING PROCEDURES...........................................................................1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............................3
ELECTION OF DIRECTORS.......................................................................6
AUDIT COMMITTEE REPORT......................................................................9
COMPENSATION OF EXECUTIVE OFFICERS.........................................................10
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................14
COMPENSATION COMMITTEE REPORT..............................................................15
STOCK PERFORMANCE GRAPH....................................................................17
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.................................18
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................18
ADDITIONAL INFORMATION.....................................................................18
APPENDIX A  Hydril Company Audit Committee Charter........................................A-1

                                  INTRODUCTION

        THE BOARD OF DIRECTORS OF HYDRIL COMPANY IS SOLICITING PROXIES TO BE USED AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS. We expect to mail this proxy statement and the accompanying proxy to stockholders beginning on or about April 23, 2001. The mailing address of Hydril's principal executive offices is 3300 North Sam Houston Parkway East, Houston, Texas 77032-3411. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Hydril's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                                VOTING PROCEDURES

WHO MAY VOTE

        Holders of record of common stock and class B common stock at the close of business on March 26, 2001 will be entitled to vote their shares at the annual meeting. As of the record date, Hydril Company had 8,664,780 shares of common stock and 13,387,328 shares of class B common stock outstanding. Each share of common stock is entitled to one vote. Each share of class B common stock is entitled to ten votes. The holders of common stock and class B common stock will vote together as a single class on all matters to be considered at the annual meeting, and their votes will be counted and totaled together.

HOW TO VOTE

        If you are a stockholder of record, you may vote:

                1.      By attending the meeting; or

                2. By signing, dating and returning your proxy in the envelope provided.

If you hold your shares through a bank or broker and wish to attend the annual meeting and vote your shares in person, you must indicate on the voting instruction form provided by your bank or broker your desire to do so and your bank or broker will send you a proxy.

        If you return your signed proxy, your shares will be voted as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

PROXIES CAN BE REVOKED

        You can revoke your proxy at any time before its exercise in any of the following ways:

                1. By submitting written notice of revocation to the Secretary of Hydril;

                2. By submitting another proxy that is properly signed and later dated; or

                3.      By voting in person at the annual meeting.

REQUIRED VOTES

        The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied.

        The directors will be elected by a plurality of the votes cast in person or by proxy.

        Ratification of the appointment of the independent accountants will require the affirmative vote of holders of a majority of the votes cast in person or by proxy on the matter. Although broker non-votes and abstentions are considered present for quorum purposes, they are not considered as votes cast. Accordingly, neither broker non-votes nor abstentions will affect the outcome of the voting for this matter.

        Should any other business come before the meeting, the approval of the holders of a majority of the votes present or represented by proxy at the meeting (as counted for purposes of determining a quorum at the meeting) is required.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies will be paid by Hydril. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of Hydril without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Hydril will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Hydril will, upon the request of such record holders, reimburse reasonable forwarding expenses.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


        The following table sets forth certain information regarding the beneficial ownership of shares of common stock and class B common stock by:

- each person or entity known to Hydril to be a beneficial owner of 5% or more of either class of Hydril's voting securities or having beneficial ownership of voting stock holding 5% or more of the voting power;

- each of Hydril's directors or nominees for director;

- Hydril's chief executive officer and each of its four other most highly compensated executive officers; and

- all of Hydril's executive officers and directors as a group.

        Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. As described in the notes to the table, voting and/or investment power with respect to shares of our common stock held by various trusts is shared by some of the named stockholders. Accordingly, those shares are shown as beneficially owned by more than one person. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option.

        Set forth below for each of the named persons are the number of shares of common stock beneficially owned and the percentage such shares represent of the 8,664,780 shares of common stock outstanding as of March 26, 2001, in each case without giving effect to the conversion of any shares of class B common stock held by that person. Each share of class B common stock is convertible into one share of common stock at the option of the holder. Also set forth below are the number of shares of class B common stock beneficially owned and the percentage such shares represent of the 13,387,328 shares of class B common stock outstanding as of March 26, 2001. Class B common stock entitles the holder to ten votes per share. Common stock entitles the holder to one vote per share. The percentage of the combined voting power of the shares of common stock and shares of class B common stock beneficially owned is indicated separately in the last column of the table and is based on the total number of shares of outstanding common stock and class B common stock, giving effect to the 10-to-1 voting rights of the class B common stock. Information regarding the number of shares beneficially owned is as of March 26, 2001 except with respect to 5% stockholders. In the case of 5% stockholders, the information is based on filings made with the Securities and Exchange Commission with respect to holdings as of December 31, 2000.


                                                                                        SHARES OF CLASS B          COMBINED
                                                    SHARES OF COMMON STOCK                COMMON STOCK              VOTING
                                                       BENEFICIALLY OWNED              BENEFICIALLY OWNED           POWER
                                                 --------------------------        --------------------------      --------
NAME OF BENEFICIAL OWNER                          NUMBER                 %           NUMBER               %           %
------------------------                         ---------             ----        ---------             ----      --------
5% STOCKHOLDERS:
The Seaver Institute and the Trust Under
    Paragraph VIII of the Will of Frank R.
    Seaver, Deceased(1) ......................          --               --        3,676,783             27.5       25.8
Pepperdine University(2) .....................          --               --        2,577,546             19.3       18.1
Trust under Paragraph V of the Will of
    Frank R. Seaver, Deceased(3) .............          --               --        1,473,750             11.0       10.3
Blanche Ebert Seaver Endowment for
    Frank R. Seaver College(4) ...............          --               --        1,466,424             11.0       10.3
Pomona College(5) ............................          --               --          870,070              6.5        6.1
Richard C. Seaver(6) .........................          --               --        5,015,574             37.5       35.2
R. Carlton Seaver(7) .........................          --               --        1,556,250             11.6       10.9
Bank of America, N.A.(8) .....................          --               --        1,591,650             11.9       11.2
Myron E. Harpole(9) ..........................          --               --        2,157,489             16.1       15.1

                                                                                        SHARES OF CLASS B          COMBINED
                                                    SHARES OF COMMON STOCK                COMMON STOCK              VOTING
                                                       BENEFICIALLY OWNED              BENEFICIALLY OWNED           POWER
                                                 --------------------------        --------------------------      --------
NAME OF BENEFICIAL OWNER                          NUMBER                 %           NUMBER               %           %
------------------------                         ---------             ----        ---------             ----      --------
Northern Trust Bank of California,
    N.A.(10) .................................           --               --        1,466,424             11.0        10.3
T. Rowe Price Associates, Inc.(11) ...........    1,070,900             12.4               --               --           *
Capital Group International, Inc. and
  Capital Guardian Trust(12) .................      907,900             10.5               --               --           *
  Boston Partners Asset Management, L.P.,
    Boston Partners, Inc. and Desmond John
    Heathwood(13) ............................      610,800              7.0               --               --           *
  Putnam Investments, LLC, Putnam
    Investment Management, LLC and The
    Putnam Advisory Company, LLC(14) .........      510,700              5.9               --               --           *

OTHER DIRECTORS AND EXECUTIVE OFFICERS:
Richard A. Archer ............................           --               --           24,000                *           *
Jerry S. Cox .................................       10,000                *               --               --           *
Gordon B. Crary, Jr. .........................           --               --           18,000                *           *
Kenneth S. McCormick(15) .....................       15,400                *               --               --           *
Christopher T. Seaver(16) ....................        1,000                *          172,500              1.3         1.2
Patrick T. Seaver(17) ........................           --               --          100,500                *           *
T. Don Stacy .................................       20,000                *               --               --           *
Lew O. Ward ..................................        1,000                *               --               --           *
Steven P. Magee(18) ..........................           --               --           60,000                *           *
Neil G. Russell(18) ..........................           --               --           45,000                *           *
Charles E. Jones(18) .........................          200                *           60,000                *           *
Michael C. Kearney(18) .......................           --               --           51,000                *           *
All directors and executive officers as a
   group (12 persons)(19) ....................       47,600                *        2,137,500             18.1        17.5

-------------

*       Less than 1%.

(1) The Seaver Institute is a non-profit corporation for such scientific, educational, charitable and religious purposes as its Board of Directors shall from time to time determine. The Seaver Institute reports that it may be deemed the beneficial owner of 3,676,783 shares of class B common stock. Of these shares, The Seaver Institute reports sole voting and dispositive power over 738,715 shares and shared voting and dispositive power over 2,938,068 shares. The shares over which shared voting and dispositive power is reported are held by The Seaver Institute as sole trustee under the Trust created under Paragraph VIII of the Will of Frank R. Seaver, Deceased (the "Paragraph VIII Trust"), the beneficiaries of which are various educational and religious institutions. The Board of Directors of The Seaver Institute is currently comprised of 12 individuals, including Richard C. Seaver, Chairman of the Board of Hydril; Christopher T. Seaver, President and Chief Executive Officer of Hydril; and Richard A. Archer, a director of Hydril. Action by or on behalf of The Seaver Institute is taken by a vote of a majority of its directors. The business address for each of The Seaver Institute and the Paragraph VIII Trust is 555 South Flower Street, Suite 4580, Los Angeles, California 90071.

(2) Jerry S. Cox, a director of Hydril, is one of 39 members of the Board of Regents of Pepperdine University. Richard C. Seaver, Chairman of the Board of Hydril, and Lew O. Ward, a director of Hydril, serve on a 70-member advisory University Board of Pepperdine University. The business address for the Frank R. Seaver College of Pepperdine University is 2455 Pacific Coast Highway, Malibu, California 90263.

(3) The Trust under Paragraph V of the Will of Frank R. Seaver, Deceased (the "Paragraph V Trust") reports that it may be deemed the beneficial owner of 1,473,750 shares of class B common stock over which it holds shared voting and dispositive power. The beneficiaries as to principal are the same educational and religious institutions that are the beneficiaries of the Paragraph VIII Trust described in footnote 1. The income beneficiaries are individuals, including Richard C. Seaver, R. Carlton Seaver, Christopher T. Seaver and Patrick T. Seaver and members of their immediate families. Richard C. Seaver, Chairman of the Board of Hydril, and R. Carlton Seaver are two of the three trustees of the Paragraph V Trust. See footnotes 6, 7 and 8. The business address of the Paragraph V Trust is c/o Bank of America, N.A., 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(4) The Blanche Ebert Seaver Endowment for Frank R. Seaver College (the "Endowment") reports that it may be deemed the beneficial owner of 1,466,424 shares of class B common stock over which it holds shared voting and dispositive power. The sole beneficiary of the Endowment is the Frank R. Seaver College of Pepperdine University. Richard C. Seaver, Chairman of the Board of Hydril, and Myron E. Harpole are two of the three trustees of the Endowment. See footnotes 6, 9 and 10. The business address for the Endowment is c/o Northern Trust Bank of California, N.A., 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(5) The business address of Pomona College is Alexander Hall, 550 North College Avenue, Claremont, California 91711.

(6) Mr. Seaver is Chairman of the Board of Hydril. He reports that he may be deemed the beneficial owner of 5,015,574 shares of class B common stock. Of these shares, Mr. Seaver reports sole voting and dispositive power over 90,000 shares, which are held beneficially and of record by Mr. Seaver, and shared voting and dispositive power over 4,925,574 shares. With respect to the shares as to which Mr. Seaver reports shared voting and dispositive power: 1,867,500 shares are held by Mr. Seaver as sole trustee of the Richard C. Seaver Living Trust (the "Richard Seaver Trust"); 1,473,750 are held by Mr. Seaver as one of three trustees of the Paragraph V Trust (see footnote 3); 1,466,424 shares are held by Mr. Seaver as one of the three trustees of the Endowment (see footnote 4); and 117,900 shares are held by Mr. Seaver as one of three trustees of another trust of which Mr. Seaver is not a beneficiary. Except for the 90,000 shares held beneficially and of record by Mr. Seaver and the 1,867,500 shares held by him as sole trustee of the Richard Seaver Trust, Mr. Seaver disclaims beneficial ownership of the shares set forth above. Mr. Seaver's business address is 555 South Flower Street, Los Angeles, California 90071.

(7) R. Carlton Seaver reports that he may be deemed the beneficial owner of 1,556,250 shares of class B common stock. Of these shares, Mr. Seaver reports sole voting and dispositive power over 22,500 shares and shared voting and dispositive power over 1,533,750 shares. The 1,533,750 shares over which Mr. Seaver reports shared voting and dispositive power are held as follows: (1) 10,500 shares are held beneficially and of record by Mr. Seaver's wife, (2) 49,500 shares are held beneficially and of record by his children and (3) 1,473,750 shares are held by Mr. Seaver as one of three trustees of the Paragraph V Trust (see footnote 3). Mr. Seaver disclaims beneficial ownership of the 1,473,750 shares held by him as a trustee under the Paragraph V Trust. R. Carlton Seaver is the son of Richard C. Seaver, Chairman of the Board of Hydril, and brother of Christopher T. Seaver, President and Chief Executive Officer of Hydril. His business address is 444 South Flower Street, Suite 2300, Los Angeles, California 90071.

(8) Bank of America, N.A. reports that it may be deemed the beneficial owner of 1,591,650 shares of class B common stock over which it shares voting and dispositive power. Of these shares, Bank of America, N.A. holds 1,473,750 shares as one of three trustees under the Paragraph V Trust (see footnote 3) and holds 117,900 shares as one of three trustees of another trust of which it is not a beneficiary. Bank of America, N.A. disclaims beneficial ownership of all of the shares set forth above. The business address for Bank of America, N.A. is 2049 Century Park East, Suite 200, Los Angeles, California 90067.

(9) Myron E. Harpole reports that he may be deemed the beneficial owner of 2,157,489 shares of class B common stock. Of these shares, he exercises sole voting and dispositive power over 21,000 shares, which are held beneficially and of record by Mr. Harpole, and shared voting and dispositive power over 2,136,489 shares. With respect to the shares as to which Mr. Harpole reports shared voting and dispositive power: (1) 1,466,424 shares are held by him as one of three trustees of the Endowment (see footnote 4); (2) 117,900 shares are held by him as one of three trustees of another trust of which he is not a beneficiary; and
        (3) 552,165 shares are held by him as the sole trustee of four charitable trusts of which he is not a beneficiary. Except for the 21,000 shares that Mr. Harpole owns beneficially and of record, he disclaims beneficial ownership of the shares set forth above. Mr. Harpole is one of 12 directors of The Seaver Institute (see footnote 1). Mr. Harpole's business address is 140 South Lake Avenue, Suite 274, Pasadena, California 91101.

(10) Northern Trust Bank of California, N.A. ("Northern Trust") reports that it may be deemed the beneficial owner of 1,466,424 shares of class B common stock over which it exercises shared voting and dispositive power as one of three trustees of the Endowment (see footnote 4). Northern Trust disclaims beneficial ownership of all of the shares set forth above. Northern Trust's business address is 355 South Grand Avenue, Suite 2500, Los Angeles, California 90071.

(11) T. Rowe Price Associates, Inc. reports sole voting power over 178,300 shares of common stock and sole dispositive power over 1,070,900 shares of common stock. The business address for T. Rowe Price Associates, Inc. is 100 Pratt Street, Baltimore, Maryland 21202.

(12) Capital Group International, Inc. ("CGI") is the parent holding company of a group of investment management companies, including Capital Guardian Trust Company ("CGT"). CGI and CGT each report sole voting power over 693,000 shares of common stock and sole dispositive power over 907,900 shares of common stock. The business address for each of CGI and CGT is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(13) Boston Partners Asset Management, L.P. ("BPAM"), Boston Partners, Inc. ("BPI"), and Desmond John Heathwood report shared voting and dispositive power over 610,800 shares of common stock. BPAM owns of record 610,800 shares of common stock. BPI is the sole general partner of BPAM, and Mr. Heathwood is the principal stockholder of BPI. The business address of each of BPAM, BPI and Mr. Heathwood is 28 State Street, 20th Floor, Boston, Massachusetts 02109.

(14) Putnam Investments, LLC ("PI"), which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., reports shared voting power over 179,800 shares of common stock and shared dispositive power over 510,700 shares of common stock. PI wholly owns two registered investment advisers, The Putnam Advisory Company, LLC ("PAC"), with which it shares voting power over 179,800 shares and shares dispositive power over 372,900 shares, and Putnam Investment Management, LLC ("PIM"), with which it shares dispositive power over 137,800 shares. The business address of each of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109.

(15) Includes 400 shares of common stock owned beneficially and of record by Mr. McCormick's children.

(16) The shares shown in the table include 5,400 shares of class B common stock owned beneficially and of record by Mr. Seaver's wife and 135,000 shares of class B common stock issuable upon exercise of currently exercisable options.

(17) The shares shown in the table include 60,000 shares of class B common stock owned beneficially and of record by Mr. Seaver's wife and children.

(18) The class B shares shown in the table represent shares issuable upon exercise of currently exercisable options.

(19) Includes 1,957,500 shares of class B common stock beneficially owned by Richard C. Seaver, Chairman of the Board of Hydril, individually and as sole trustee of the Richard Seaver Trust, but does not include shares held by him as one of three trustees of three trusts as to which shares he disclaims beneficial ownership. See footnote 6. Includes 351,000 shares of class B common stock issuable upon exercise of currently exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hydril's directors and executive officers, and persons who beneficially own more than 10% of a registered class of Hydril's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Hydril common stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish Hydril with copies of all Section 16(a) forms they file.

        To Hydril's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2000, all Section 16(a) reports applicable to its officers, directors and greater than 10% beneficial owners were filed on a timely basis.

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

        Hydril's current restated certificate of incorporation provides that the Board of Directors will consist of not less than five nor more than twelve directors. The current number of directors is nine. The Board of Directors is divided into three classes, designated Class I, Class II and Class III, with terms expiring in 2001, 2002 and 2003, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Currently, each class consists of three directors.

        Unless you withhold authority to vote for directors in the proxy, your shares will be voted for the election of the three nominees listed below. The directors will be elected by a plurality of the votes cast in person or by proxy. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons the Board of Directors recommends.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE LISTED BELOW. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

        The terms of office for the three directors in Class I expire at this annual meeting. The Board of Directors has selected the nominees listed below for election as Class I directors. If elected, each director will serve until the annual meeting of stockholders in 2004 or until he is succeeded by another qualified director who has been elected. The terms of office of all other directors expire at the annual meeting in 2002 or 2003, as the case may be. The Board of Directors held eight meetings in 2000 and acted by written consent two times. During 2000, the Compensation Committee met two times and acted by written consent one time. The Audit Committee met three times. All directors attended at least 75% of the meetings of the Board of Directors and the committees thereof of which they are members. The following biographical information regarding the nominees for director and each current director is as of February 28, 2001.

NOMINEES FOR CLASS I DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE IN 2004

        Kenneth S. McCormick, age 50, became a director of Hydril in November 2000. Mr. McCormick has been engaged as an independent investor and advisor since September 1999. From March 1999 to September 1999, he served as the Senior Executive Vice President of Metro-Goldwyn-Meyer, Inc., and was responsible for strategic development. Prior to joining Metro-Goldwyn-Meyer, Inc., Mr. McCormick was a managing director of J.P.Morgan & Co. from 1993 to March 1999 and President of Benson Cross Financing, Inc. from 1984 to 1991. Mr. McCormick is also a director of Reading Entertainment, Inc.

        Christopher T. Seaver, age 52, is Hydril's President and Chief Executive Officer and a director. He has served as President since June 1993 and as Chief Executive Officer and as a director since February 1997. Mr. Seaver joined Hydril in 1985 and served as Executive Vice President in charge of Hydril's premium connection and pressure control businesses from 1991 until May 1993. He is a director and the treasurer of the Petroleum Equipment Suppliers Association and a director and member of the executive committee of the National Ocean Industries Association. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a Foreign Service Officer in the U.S. Department of State, with postings in Kinshasa, Republic of Congo and Bogota, Columbia.

        Lew O. Ward, age 70, became a director of Hydril in March 1997. Since 1981, he has served as Chairman and Chief Executive Officer of Ward Petroleum Corporation, an independent exploration and production company founded by Mr. Ward. Mr. Ward has 43 years of service with Ward Petroleum and its predecessors. He is past Chairman of the Independent Petroleum Association of America and a recipient of its Roughneck of the Year award.

INFORMATION ON DIRECTORS CONTINUING IN OFFICE

Class II Directors with Terms Expiring in 2002

        Richard A. Archer, age 73, became a director of Hydril in 1971. Mr. Archer has been primarily engaged as an independent insurance consultant since December 1995. He served as the Chairman of the Board of Directors of Jardine Insurance Brokers, Inc. from 1987 to 1993, and served as Deputy Chairman of Jardine Insurance Brokers, Inc. during 1995. Mr. Archer is a director of National Golf Properties, Inc.

        Richard C. Seaver, age 78, is Hydril's Chairman of the Board, a position he has held since 1992. Previously, Mr. Seaver served as a director from 1964 to 1994, as President from 1964 to 1986, and as Secretary and General Counsel from 1957 to 1964.

        T. Don Stacy, age 67, became a director of Hydril in May 2000. Mr. Stacy served as President and Chairman of the Board of Amoco Eurasia Petroleum Co., an oil and gas exploration and production company, from February 1994 until his retirement in August 1997. Mr. Stacy served as Chairman of Crestar Energy, Ltd. from 1992 until 1996. Currently, he is a director of Noble Affiliates, Inc., Alberta Energy Co., Ltd. and Agrium Inc.

Class III Directors with Terms Expiring in 2003

        Jerry S. Cox, age 50, became a director of Hydril in January 1999. Currently Mr. Cox is Chairman and President of Cox & Perkins Exploration, Inc., an independent exploration and production company, positions he has held since founding Cox & Perkins in 1976.

        Gordon B. Crary, Jr., age 79, became a director of Hydril in 1970. Mr. Crary served as Executive Vice President and a member of the Board of Directors and Executive Committee of E. F. Hutton & Co., now a part of Salomon Smith Barney Inc., until 1987. He had 50 years of service with E.F. Hutton and Smith Barney.

        Patrick T. Seaver, age 50, became a director of Hydril in 1979. Since 1985, he has been a partner with the law firm of Latham & Watkins.

COMMITTEES OF THE BOARD OF DIRECTORS

        Hydril's Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

        The Audit Committee consists of Messrs. Archer (Chairman), Cox and Crary, each of whom has been determined to be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee:

-       recommends to the Board the annual selection of independent auditors;

- approves the plan and scope of the annual audit of Hydril's financial statements and any other services provided by independent auditors and the fees for the audit and those other services;

- reviews Hydril's annual audited financial statements prior to publication and discusses the results of the audit with management and independent auditors; and

- discusses with management and independent auditors the design, quality and adequacy of Hydril's internal controls.

        The Board of Directors has adopted the Hydril Company Audit Committee Charter included as Appendix A to this proxy statement.

        The Compensation Committee consists of Messrs. Crary (Chairman), Archer and Ward. The Compensation Committee:

- reviews and recommends to the Board of Directors the compensation and benefits of Hydril's executive officers;

- establishes and reviews general policies relating to Hydril's compensation and benefits; and

-       administers Hydril's stock plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of Hydril's executive officers has served as a member of a compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of Hydril's Board of Directors.

COMPENSATION OF DIRECTORS

        As Chairman of the Board, Mr. Richard C. Seaver is regarded as an employee of Hydril and was paid $125,000 by Hydril in 2000. Directors who are employees of Hydril receive no additional compensation for serving on the Board of Directors. Hydril's nonemployee directors receive an annual fee of $25,000. Nonemployee directors who serve as chairman of a Board committee receive an additional $3,000 annually for serving in that capacity. Nonemployee directors also receive a fee of $1,000 per day for attendance at each Board of Directors' meeting and $1,000 per day for attendance at each committee meeting. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

        The Hydril Company 2000 Incentive Plan provided, in connection with Hydril's initial public offering in September 2000, for an automatic grant to each nonemployee director of a nonqualified stock option to purchase 4,412 shares of common stock (that being the number of shares equal to $75,000 divided by the $17.00 initial public offering price per share). Those options have an exercise price per share equal to the initial public offering price per share. The Hydril Company 2000 Incentive Plan also provides for an automatic grant to each nonemployee director of a nonqualified stock option each year following the annual meeting of stockholders for the purchase of that number of shares of Hydril's common stock as is equal to $75,000 divided by the fair market value of a share of

Hydril's common stock as of that date, at an exercise price per share equal to the fair market value as of that date. Options granted to nonemployee directors under the Hydril Company 2000 Incentive Plan have a term of ten years, are fully vested upon the completion of one year of service as a nonemployee director and are exercisable in cumulative annual installments of one-third each, beginning on the first anniversary of the date of grant. The stock option agreements for all of the outstanding options awarded to nonemployee directors under the Hydril Company 2000 Incentive Plan provide that the all such options become fully vested upon the termination of a director's status as a member of the Board in connection with a change in control, as determined by the Board.

                             AUDIT COMMITTEE REPORT

        Management is responsible for Hydril's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Hydril's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The responsibility of the Audit Committee of the Board of Directors is to review Hydril's financial reporting process on behalf of the Board of Directors.

        The Audit Committee has reviewed and discussed Hydril's audited consolidated financial statements as of and for the year ended December 31, 2000 with the management of Hydril. Management represented to the Audit Committee that Hydril's consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee has discussed with Hydril's independent auditors, Deloitte & Touche LLP, the matters required to be discussed pursuant to statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP its independence.

        Based on the review, discussions, written disclosures and letter described in the immediately preceding paragraph, the Audit Committee recommended to Hydril's Board of Directors that the audited financial statements as of and for the year ended December 31, 2000 be included in Hydril's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                                                  THE AUDIT COMMITTEE

                                                  Richard A. Archer, Chairman
                                                  Jerry S. Cox
                                                  Gordon B. Crary, Jr.


        PURSUANT TO SEC RULES, THE FOREGOING AUDIT COMMITTEE REPORT AND THE HYDRIL COMPANY AUDIT COMMITTEE CHARTER INCLUDED AS APPENDIX A TO THIS PROXY STATEMENT ARE NOT DEEMED "FILED" WITH THE SEC AND ARE NOT INCORPORATED BY REFERENCE INTO HYDRIL'S REPORT ON FORM 10-K.

                       COMPENSATION OF EXECUTIVE OFFICERS

        Set forth in this section is information regarding the compensation of Hydril's Chief Executive Officer and the other four most highly compensated executive officers of Hydril.

SUMMARY COMPENSATION TABLE

        The following table provides information about the compensation of Hydril's Chief Executive Officer and four other most highly compensated executive officers for services rendered in all capacities in 1999 and 2000.


                           SUMMARY COMPENSATION TABLE


                                                             ANNUAL COMPENSATION
                                                        ---------------------------------------         SHARES
                                                                                      OTHER           UNDERLYING
NAME AND                                                                              ANNUAL            OPTIONS       ALL OTHER
PRINCIPAL POSITION                          YEAR        SALARY          BONUS      COMPENSATION       (SHARES)(1)   COMPENSATION(2)
------------------                          ----        ------          -----      ------------       -----------   ---------------
Christopher T. Seaver ..................    2000       $270,000       $283,500             --            96,000       $  6,418
President and Chief Executive Officer       1999        249,966        125,000             --           270,000          6,186


Charles E. Jones .......................    2000        167,506        163,500       $ 75,000(3)         30,000          4,112
Managing Director--Pressure Control         1999        150,000         37,500         75,000(3)        120,000          3,886


Steven P. Magee ........................    2000        171,250        160,875             --            30,000          6,045
Managing Director--Western Hemisphere       1999        150,000         69,375             --           120,000          5,650
   Premium Connection


Neil G. Russell ........................    2000        133,684        117,515         26,856(4)         25,000            138
Managing Director--Eastern Hemisphere       1999        118,625         47,450         35,808(4)         90,000             --
   Premium Connection


Michael C. Kearney .....................    2000        163,900        162,203             --            25,000          3,367
Chief Financial Officer and Vice            1999        140,400         49,140             --           102,000          1,696
   President--Administration

--------------------

(1) The options granted in 1999 are for the purchase of the number of shares of class B common stock set forth above. The options granted in 2000 are for the purchase of the number of shares of common stock set forth above.

(2)     All Other Compensation in 2000 consists of the following amounts paid by
        Hydril:


                                                   401(k)             LIFE           LONG-TERM
                                                CONTRIBUTIONS       INSURANCE        DISABILITY
                                                  BY HYDRIL          PREMIUMS         PREMIUMS
                                                -------------       ---------        ----------
        Christopher T. Seaver .........            $5,250            $  800            $  368
        Charles E. Jones ..............             3,250               478               384
        Steven P. Magee ...............             5,250               508               287
        Neil G. Russell ...............                --                90                48
        Michael C. Kearney ............             2,493               490               384

----------------

(3) $75,000 was paid to Mr. Jones in March of each of 1998, 1999 and 2000 pursuant to an agreement between Hydril and Mr. Jones to compensate him for the value of stock options granted by his prior employer which he forfeited upon leaving its employ. Pursuant to the same agreement and subject to continued employment, an additional payment of $75,000 will be made to Mr. Jones in March of 2001.

(4) Other annual compensation for Mr. Russell for 1999 represents $8,000 estimated personal use value of company car and a housing allowance of $27,808. Other annual compensation for Mr. Russell for 2000 represents $6,000 estimated personal use value of company car and a housing allowance of $20,856. All such amounts are related to Mr. Russell's foreign assignment.

OPTION GRANTS IN 2000

        Effective September 26, 2000, options were granted to the named executive officers under the Hydril Company 2000 Incentive Plan as set forth in the following table. The options are exercisable for common stock.


                              OPTION GRANTS IN 2000


                                             INDIVIDUAL GRANTS(1)
                                  -------------------------------------------
                                  SECURITIES UNDERLYING     PERCENT OF TOTAL                                       GRANT DATE
                                     OPTIONS GRANTED        OPTIONS GRANTED TO   EXERCISE PRICE   EXPIRATION    PRESENT VALUE
NAME                                    (SHARES)            EMPLOYEES IN 2000      (PER SHARE)        DATE       (PER SHARE)(2)
----                              ---------------------     -----------------    --------------   ----------    ---------------
Christopher T. Seaver .........          29,400                     6              $   18.70          9/10         $   8.78
Christopher T. Seaver .........          66,600                    14                  17.00          9/10             9.21
Charles E. Jones ..............          30,000                     6                  17.00          9/10             9.21
Steven P. Magee ...............          30,000                     6                  17.00          9/10             9.21
Neil G. Russell ...............          25,000                     5                  17.00          9/10             9.21
Michael C. Kearney ............          25,000                     5                  17.00          9/10             9.21

--------------

(1) The options granted to the executive officers vest ratably over five years beginning on September 26, 2001.

(2) The grant date present value per share of options granted was estimated as of the date of grant using the Black Scholes option-pricing model and the following assumptions: dividend yield -- 0%; expected volatility -- 48.67%; risk-free interest rate -- 5.08%; and expected life in years -- 6.28.

OPTION VALUES AT DECEMBER 31, 2000

        No stock options were exercised during 2000 by any of the named executive officers. The following table shows the number of shares of common stock and class B common stock represented by outstanding stock options held by each of the named executive officers as of December 31, 2000, including the value of "in-the-money" options.

                       OPTION VALUES AT DECEMBER 31, 2000



                                                   NUMBER OF SHARES
                                                      UNDERLYING                           VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS AT                    IN-THE-MONEY OPTIONS
                                                  YEAR END (SHARES)(1)                        AT YEAR END(2)
                                            ---------------------------------         ----------------------------------
NAME                                        EXERCISABLE         UNEXERCISABLE         EXERCISABLE          UNEXERCISABLE
----                                        -----------         -------------         -----------          -------------
Christopher T. Seaver .........                67,500               298,500            $  884,284            $2,690,095
Charles E. Jones ..............                30,000               120,000               397,200             1,208,400
Steven P. Magee ...............                30,000               120,000               397,200             1,208,400
Neil G. Russell ...............                22,500                92,500               297,900               907,700
Michael C. Kearney ............                25,500               101,500               337,620             1,026,860

------------------

(1) All of the exercisable options are for the purchase of class B common stock. The unexercisable options include options for the purchase of 96,000, 30,000, 30,000, 25,000 and 25,000 shares of common stock held by
        Messrs. Seaver, Jones, Magee, Russell and Kearney, respectively. The other shares underlying the unexercisable options are shares of class B common stock.

(2) The value of each unexercised in-the-money stock option is calculated as the difference between the closing price of the common stock on December 29, 2000 of $17.56 and the exercise price of the option.

ANNUAL PENSION BENEFITS

        Hydril Company Retirement Plan. The following table shows estimated annual pension benefits payable to Hydril's employees, including executive officers (except for Mr. Russell), upon retirement at age 65 based on credited service as of January 1, 2001, under the provisions of the Hydril Company Retirement Plan. As a result of his prior foreign posting, Mr. Russell participates instead in the Hydril U.K. Pension Plan.


                               PENSION PLAN TABLE


                                            APPROXIMATE ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED:
FINAL AVERAGE                  ----------------------------------------------------------------------------
ANNUAL COMPENSATION            15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
-------------------            --------         --------         --------         --------         --------
$125,000 .................     $ 31,313         $ 41,750         $ 52,188         $ 62,625         $ 73,063
$150,000 .................       37,575           50,100           62,625           75,150           87,675
$175,000 .................       43,833           58,450           73,063           87,675          102,288
$200,000 .................       50,100           66,800           83,500          100,200          116,900
$225,000 .................       56,363           71,150           93,938          112,725          131,513

Subject to a cap under the terms of the plan which for each of 2000 and 2001 is approximately $170,000, final average annual compensation means the average annual combined salary and bonus for the highest 60 months out of the final 120 months of employment. The amounts shown in the table above are determined on a single life annuity basis. As of December 31, 2000, the credited years of service under the plan for the participating named executive officers were: Mr. Seaver, 15 years; Mr. Jones, 14 years; Mr. Magee, 25 years; and Mr. Kearney, 2 years. The benefits shown are subject to offset for social security.

        Hydril U.K. Pension Plan. The following table shows estimated annual pension benefits payable to Mr. Russell upon retirement at age 65 based on credited service as of January 1, 2001, under the provisions of the Hydril U.K. Pension Plan.

                               PENSION PLAN TABLE


                                            APPROXIMATE ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED:
FINAL AVERAGE                  ----------------------------------------------------------------------------
ANNUAL COMPENSATION            15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
-------------------            --------         --------         --------         --------         --------
$100,000                       $ 25,000         $ 33,333         $ 41,667         $ 50,000         $ 58,333
$125,000                         31,250           41,667           52,083           62,500           72,917
$150,000                         37,500           50,000           62,500           75,000           87,500
$175,000                         43,750           58,333           72,917           87,500          102,083
$200,000                         50,000           66,667           83,333          100,000          116,667

Final average annual compensation means the average annual base salary for the highest 36 months out of the final 120 months of employment. The amounts shown in the table above are determined on a single life annuity basis. For purposes of the plan, Mr. Russell had 16 credited years of service as of December 31, 2000. In connection with amendments to the plan in 1992, Mr. Russell will be credited with 3 years and 6 months of service, in addition to actual future service, pro-rated over his remaining service until retirement, assuming normal retirement age. The benefits shown are not subject to offset for social security or comparable programs in the United Kingdom.

CHANGE OF CONTROL ARRANGEMENTS

        In January 1999, Hydril entered into change in control agreements with each of Christopher T. Seaver, Charles E. Jones, Steven P. Magee, Neil G. Russell and Michael C. Kearney. If, after a change in control has occurred but before the earlier of December 31, 2002 and the end of the calendar month in which the named executive officer's 65th birthday occurs, his employment is terminated by Hydril without cause or by him for good reason, he is entitled to:

        - payment of his full base salary through the date of termination at the rate in effect when notice of termination is given, plus all other amounts to which he is entitled under any compensation plan when such payments are due;

        - payment of a lump sum equal to the sum of 200% of his annual salary as in effect as of his termination date or immediately prior to the change in control, whichever is greater, plus 200% of his prior three year's average annual bonuses;

        - payment of all legal fees and expenses incurred by him as a result of his termination, including fees and expenses incurred in contesting termination or in seeking to enforce any right or benefit provided by the agreement; and

        - provisions of life, disability, accident and group health insurance benefits, for two years after his termination, substantially similar to those that he was receiving immediately prior to his termination.

For two years after a termination of employment that entitles the executive to the above benefits, the terminated officer shall not, directly or indirectly, disclose to others or use any of Hydril's confidential information nor solicit, recruit or hire any of its employees.

        The stock option agreements for all of the outstanding options awarded to employees under the Hydril Company 2000 Incentive Plan provide that all such options become fully exercisable upon a change in control, as defined in the agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PAYMENT OF EXPENSES FOR SELLING STOCKHOLDERS IN OFFERING

        Hydril completed an initial public offering of its common stock in October 2000. Certain Hydril stockholders sold shares of common stock in the initial public offering. The selling stockholders included the following stockholders, each of which held more than 5% of Hydril's voting securities immediately prior to the initial public offering: The Seaver Institute, the Trust under Paragraph VIII of the Will of Frank R. Seaver, Deceased, Pepperdine University, the Trust under Paragraph V of the Will of Frank Seaver, Deceased, the Blanche Ebert Seaver Endowment for Frank R. Seaver College, and Pomona College. The selling stockholders also included another trust of which Richard
C. Seaver is a trustee but not a beneficiary and several trusts of which Myron Harpole is a trustee but not a beneficiary. The expenses incurred by the selling stockholders, including the fees and expenses of one counsel (other than the underwriting discounts, commissions and transfer taxes with respect to shares of stock sold by the stockholders and the fees and expenses of any other counsel, and any accountants and other advisors separately retained by them in connection with the initial public offering), in the aggregate amount of $108,715 were paid by Hydril.

REGISTRATION RIGHTS AGREEMENT

        Hydril entered into a registration rights agreement in connection with the initial public offering with the Richard C. Seaver Living Trust and the other stockholders identified in the foregoing paragraph as holding more than 5% of Hydril's voting securities prior to the initial public offering. The registration rights terminate 210 days after September 26, 2005.

        Demand Registrations. After March 31, 2001, the stockholders party to the registration rights agreement can demand that Hydril file a registration statement for the purpose of selling their common stock in an underwritten offering. No demand registration statement may be declared effective prior to the expiration or waiver of the 210 day lock-up period agreed to in connection with the initial public offering, which expires April 25, 2001. Hydril is not required to file more than one demand registration statement in any 12 month period or file more than three demand registration statements in total prior to the termination of the agreement. Hydril is not required to file a demand registration statement unless the shares to be registered have a value of at least $50 million.

        Shelf Registrations. Each stockholder party to the registration rights agreement can request the registration of their shares for the nonunderwritten offering and sale on a delayed or continuous basis on two occasions after the expiration of the 210 day lock-up. Hydril is not required to file a shelf registration statement unless the shares to be registered have a value of at least $15 million. Hydril is not required to effect a shelf registration within 90 days of the effective date of a piggyback or demand registration statement filed under the registration rights agreement and is not required to keep a shelf registration statement effective for more than 90 days. The shelf registration rights are available only if Hydril is eligible to use a Form S-3 registration statement.

        Piggyback Registrations. The stockholders party to the registration rights agreement also have piggyback registration rights if Hydril proposes to file a registration statement with respect to an underwritten offering of common stock for cash for its own account. This means that, upon the request of these stockholders, Hydril must register their shares under its registration statement.

        General. The registration rights agreement provides that, in the case of demand and piggyback registrations, the number of shares of common stock that must be registered on behalf of stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. In the case of each of the demand and shelf registration provisions, Hydril may delay the filing or effectiveness of the registration statement one time in any twelve-month period for 90 days if in the good faith judgment of the Board of Directors such filing or effectiveness would be detrimental to Hydril and its stockholders. If Hydril has fixed plans to file a registration statement within 90 days of a request for demand or shelf registration, Hydril may delay initiating such demand or shelf registration until 90 days after the effectiveness of its planned registration statement. In the case of shares registered under a shelf registration statement, if Hydril determines that the distribution of such shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Hydril or its subsidiaries or would require premature disclosure of such transaction, Hydril may require the suspension of sales of such shares under the registration statement for a reasonable period of time not to exceed 60 days. The stockholders party to the registration rights agreement may not demand the registration of more than 50% of their shares under a demand or shelf registration statement prior to the first anniversary of the expiration of the 210 day lock-up.

        The registration rights agreement sets forth customary registration procedures. Under the registration rights agreement, Hydril is required to pay all expenses incident to its performance or compliance with the registration rights agreement, including all registration, listing and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and expenses of its counsel and public accountants, fees and disbursements of one counsel for the selling holders, but excluding underwriting commissions and discounts with respect to shares of common stock sold by stockholders. The registration rights agreement contains customary indemnification and contribution provisions by Hydril for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify Hydril and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

                          COMPENSATION COMMITTEE REPORT

        Compensation Philosophy. Hydril's executive compensation program is designed to attract, motivate and retain the executive talent that Hydril needs in order to maximize its return to stockholders. To this end, Hydril's executive compensation program provides appropriate compensation levels and incentive pay that varies based on corporate, business segment and individual performance.

        Base salary, annual incentives (in the form of cash bonuses), and long-term equity-based incentives, are the primary elements of compensation provided to Hydril's executives. Variable performance-based incentive pay is emphasized because the primary compensation program objective is to reward executives for maximizing long-term returns to stockholders.

        Historically, the Chief Executive Officer determined the bonuses and salaries of the other executive officers. In connection with the initial public offering, the Compensation Committee reviewed and set salaries of executive officers, excluding the CEO, beginning effective October 2000. The CEO determined the 2000 bonuses for all executive officers other than himself. The Board of Directors determines the bonus and salary of the Chief Executive Officer. Grants of stock options under Hydril's incentive plans, other than formula grants to nonemployee directors provided for in the Hydril Company 2000 Incentive Plan, are made by the Compensation Committee.

        Base Salary. Base salaries of executive officers are designed to generally be competitive with executive salary levels at comparable organizations. Comparable salary information, as well as the reports of independent compensation consultants are factors considered in determining the base pay for Hydril's executive officers. Base salary levels are also based on each individual executive's performance over time, experience, potential future contribution, role and responsibilities. Consequently, executives with higher levels of sustained performance over time and/or executives assuming greater responsibilities are paid correspondingly higher salaries. Individual performance assessment is subjective and no specific performance formula or weighting of these or other factors is used in determining base salary levels.

        Base salaries of executive officers, excluding that of the CEO, were reviewed by the Compensation Committee in connection with Hydril's initial public offering. The Compensation Committee considered recommendations of an independent compensation consultant and the recommendations of the CEO, which were based on a review of comparable salary information and the other individual factors noted above. On the basis of those recommendations, effective October 2000, the Compensation Committee increased base salaries for executive officers, excluding that of the CEO, on average 20%. Executive salaries will be reviewed annually by the Compensation Committee based on a variety of factors, including individual performance and general levels of market salary increases.

        In January 2000, Mr. Seaver's base salary as CEO of Hydril was increased from $250,000 to $270,000 based on a review of market salaries for comparable companies and on the performance indicators described above as determined by the Board of Directors.

        Annual Cash Incentive Compensation. Annual incentive compensation takes the form of bonuses paid in cash. Bonus opportunities are expressed as a percent of base salary and are designed to generally be competitive with executive bonus levels at comparable companies. The amount that an executive may earn is directly dependent on the individual's position, responsibility and ability to impact Hydril's financial success. For executive officers other than the CEO, bonus amounts for 2000 were determined by the level of achievement in three areas: (a) Hydril's consolidated operating income, (b) operating income of the officer's business segment and (c) individual strategic objectives. For 2000, if target objectives were attained in all three areas, the bonus payable would be equal to 70% of base salary. Bonuses could range up to 105% of base salary depending upon the level of achievement in excess of targets in the three areas. For 2000, Hydril's consolidated operating income target was exceeded and the targets for operating income for each segment were attained or exceeded. In addition, individual strategic objective targets for 2000 were attained or exceeded by each executive officer. As a result of the level of achievement in these three areas, executives, other than the CEO, received bonuses ranging from 97% to 105% of their base salaries as in effect January 1, 2000.

        For 2000, the CEO's bonus was determined by the level of achievement in two areas: (a) Hydril's consolidated net income, and (b) strategic objectives attained by Hydril. If target objectives were attained in both areas, the bonus payable would be equal to 70% of base salary. For achievement in excess of target, the bonus payable could range up to 105% of base salary depending upon the level of achievement in excess of the target in the two areas. As a result of the level of achievement in both areas, Mr. Seaver received a bonus of 105% of base salary for 2000.

        Long-term Equity-based Compensation. Prior to Hydril's initial public offering, stockholders approved the Hydril Company 2000 Incentive Plan. Stock options granted under the incentive plan are the primary long-term incentive awards to be used by Hydril. The purposes of the incentive plan are to advance Hydril's interests and the interests of its stockholders by providing a means to attract, retain, and reward eligible employees and directors. In addition, the plan enables eligible employees and directors to acquire or increase a proprietary interest in Hydril, thereby promoting a closer identity of interests between such persons and Hydril's stockholders. Relevant factors in the determination of grants of options include data regarding stock option grants at comparable companies and recommendations of the CEO and his management team. Stock options granted in 2000 to executive officers vest ratably over five years beginning on the first anniversary of the date of grant. The exercise price of the stock options was equal to at least the fair market value of the common stock on the date of the grant; accordingly, executives receiving stock options are rewarded only if the market price of the common stock appreciates.

        Contemporaneous with the initial public offering, Hydril granted options to purchase 96,000 shares of common stock to the CEO and options to purchase an aggregate of 110,000 shares of common stock to the other executive officers. The numbers of shares subject to options granted to executive officers were determined based on the executive's performance over time, experience, role and responsibilities.

        This report is furnished by the Compensation Committee of the Board of Directors.


                                        Gordon B. Crary, Jr. (Chairman)
                                        Richard A. Archer
                                        Lew O. Ward

                             STOCK PERFORMANCE GRAPH


        The following performance graph compares the cumulative stockholder return on the common stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Philadelphia Oil Service Sector Index ("OSX"). The graph assumes that the value of the investment in the common stock and each index was $100.00 at the initial point of each graph and that all dividends were reinvested. The reported closing prices for the dates specified are utilized for purposes of determining the cumulative total returns.

                            CUMULATIVE TOTAL RETURNS

                     SEPTEMBER 27, 2000 TO DECEMBER 29, 2000





                           [STOCK PERFORMANCE GRAPH]





                                              September 27, 2000         December 29, 2000
                                              ------------------         -----------------
               Hydril ..........                   $   100.00                $   86.20

               S&P 500 .........                   $   100.00                $   92.55

               OSX .............                   $   100.00                $   95.32

        The initial point of the graph is September 27, 2000, the first date that Hydril's common stock was listed for quotation on the Nasdaq National Market, on which date the reported closing price per share of Hydril common stock was $20-3/8. The price to the public of the shares of common stock sold in Hydril's initial public offering, commenced on September 27, 2000, was $17.00 per share. The reported closing price per share of Hydril's common stock on December 29, 2000 (the last trading day of the year 2000) was $17-9/16, an increase of 3% over the initial public offering price.

        PURSUANT TO SEC RULES, THE FOREGOING COMPENSATION COMMITTEE REPORT AND STOCK PERFORMANCE GRAPH ARE NOT DEEMED "FILED" WITH THE SEC AND ARE NOT INCORPORATED BY REFERENCE INTO HYDRIL'S REPORT ON FORM 10-K.

           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                             (Item 2 on Proxy Card)


        The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of Hydril's financial statements for the year 2001 and to render other services as required of them. This firm or one of its predecessors has acted as independent public accountants to Hydril for over 25 years. Representatives of Deloitte & Touche LLP will attend the annual meeting, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding Hydril's financial statements if they desire to do so.

        In accordance with Hydril's By-laws, approval of the appointment of independent public accountants will require the affirmative vote of holders of the majority of votes cast on this matter in person or by proxy. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS. PROPERLY DATED AND SIGNED PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

                         INDEPENDENT PUBLIC ACCOUNTANTS

FEES PAID TO DELOITTE & TOUCHE LLP

        Deloitte & Touche LLP billed Hydril as set forth in the table below for

        - professional services rendered for the audit of Hydril's 2000 annual financial statements and the review of quarterly financial statements included in Hydril's only Quarterly Report on Form 10-Q for 2000

        - financial information systems design and implementation work rendered in 2000

        - all other services rendered in 2000, including in connection with Hydril's initial public offering and miscellaneous tax services

                           FINANCIAL INFORMATION SYSTEMS DESIGN
              AUDIT FEES         AND IMPLEMENTATION FEES          ALL OTHER FEES
              ----------   ------------------------------------   --------------
               $341,250                   None                      $741,935

INDEPENDENCE OF ACCOUNTANT

        The Audit Committee has considered whether the provision of the non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence. In connection with such consideration, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche LLP.

                             ADDITIONAL INFORMATION


INCLUSION OF STOCKHOLDER PROPOSALS IN COMPANY PROXY MATERIALS FOR THE 2002 ANNUAL MEETING

        In order to be included in Hydril's proxy materials for the 2002 annual meeting, Hydril must receive eligible proposals of stockholders intended to be presented at the annual meeting on or before December 24, 2001, directed to the Secretary of Hydril at the address indicated on the first page of this proxy statement. Stockholder proposals must be otherwise eligible for inclusion.

ADVANCE NOTICE REQUIRED FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

        Hydril's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2002 annual meeting, the By-laws require that written notice of director nominations by stockholders and any other proposal to be brought before the meeting by a stockholder be received by Hydril's Secretary at its principal executive offices not less than 120 days prior to the scheduled annual meeting date, regardless of any postponements, deferrals or adjournments of such annual meeting to a later date; provided, however, that if the scheduled annual meeting date differs from the annual meeting date of the 2001 annual meeting of stockholders of Hydril by greater than 10 days, and if less than 100 days' prior notice or public disclosure of the scheduled meeting date is given or made, notice by such stockholder, to be timely, must be received not later than the close of business on the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of Hydril or the day on which such public disclosure was made.

        In the case of nominations of director candidates, the written notice must set forth, for each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class or series of capital stock of Hydril beneficially owned by such person on the date of such notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of Hydril, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act (including, without limitation, the written consent of such person to having such person's name placed in nomination at the meeting and to serve as a director of Hydril if elected). In the case of proposals other than director nominations, the By-laws require that any such stockholder's notice to the Secretary of Hydril shall set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and (2) any material interest of such stockholder in such proposal. In the case of either a director nomination or a proposal, the notice must also include (i) the name and address, as they appear on Hydril's books, of the stockholder giving the notice and any other stockholders of Hydril known by such stockholder to be in favor of such person being nominated or such proposal, as applicable, and (ii) the number of shares of each class or series of capital stock of Hydril beneficially owned by the stockholder giving the notice. A person shall be the "beneficial owner" of any shares of any class or series of capital stock of Hydril of which such person would be the beneficial owner pursuant to the terms of Rule 13d-3 of the Exchange Act as in effect on June 20, 2000.

        A copy of the By-laws of Hydril setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from Hydril's Secretary at the address indicated on the first page of this proxy statement. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Hydril to include the proposed nominee or proposal in Hydril's proxy solicitation material.

        In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2001 annual meeting, notice must have been received by the Secretary of Hydril on or before January 22, 2001. Hydril received no such notice, and no stockholder director nominations or proposals will be presented at the annual meeting.

ANNUAL REPORT ON FORM 10-K

        HYDRIL WILL PROVIDE TO EACH STOCKHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. ANY SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO HYDRIL SHAREHOLDER RELATIONS AT THE ADDRESS INDICATED ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   APPENDIX A

                     HYDRIL COMPANY AUDIT COMMITTEE CHARTER


PURPOSE

The Audit Committee of the Board of Directors (the "Committee") is appointed by the Board to assist the Board in monitoring (i) the quality and integrity of the accounting, auditing and financial reporting practices of the Company and (ii) the independence of the firm of independent public accountants hired to audit the Company's financial statements (the "external auditors").

MEMBERSHIP AND MEETINGS

The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. The Committee's composition shall meet the requirements of the Audit Committee Policy of the principal exchange on which the Company's common stock is quoted or listed (the "Principal Exchange") and applicable regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, each member shall have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. In addition, (i) each member shall be (or shall become within a reasonable time after appointment) able to read and understand fundamental financial statements, and (ii) at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication.

The Committee shall meet at least twice annually, with special meetings called as circumstances dictate, and shall meet periodically with management and the external auditors in order to maintain direct lines of communication. The Committee may hold executive sessions with these individuals to discuss any matters that they or the Committee believe should be discussed privately. The Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities, and is empowered to retain, at the Company's expense, independent counsel and other professionals to assist in the conduct of any such investigation.

ACCOUNTABILITY OF EXTERNAL AUDITORS

The external auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

DUTIES AND RESPONSIBILITIES

The Committee shall:

1. Annually recommend to the Board the selection of the external auditors, with such selection to be submitted to the shareholders for ratification.

2. Review and approve the plan and scope of the annual audit of the Company's financial statements and any other services provided by the external auditors, as well as the fees related to the audit and such other services.

3. Discuss with management and the external auditors the design, quality and adequacy of the Company's internal controls.

4. Review and discuss with management and the external auditors the Company's audited annual financial statements prior to filing with the SEC, and determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

5. Discuss with the external auditors the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and any matters brought to the Committee's attention as a result of the application of the Statement of Auditing Standards No. 71 (Interim Financial Information).

6. Ensure that the external auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, actively engage in a dialogue with the external auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the external auditors, and recommend that the Board take appropriate action in response to the written statement to satisfy itself of the independence of the external auditors.

7. Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

8. Provide reports of Committee activities to the Board, and perform such other functions, as requested by the Board or required by law or the rules of the Principal Exchange.

ANNUAL REVIEW OF CHARTER

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter.

OVERSIGHT/RELIANCE

While the Committee has the responsibilities and powers set forth in this Charter, the Board and the Committee recognize that the Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Committee's responsibility is in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally acceptable accounting principles. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company's financial statements or the work of the outside auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations.

                                  [HYDRIL LOGO]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL PROPOSALS      Please mark
                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.                           your votes as
                                                                                                              indicated in    [X]
                                                                                                              this example


THE BOARD OF DIRECTOR RECOMMENDS A VOTE      FOR     WITHHELD
  FOR ITEMS 1 AND 2.                         ALL*    FOR ALL
                                                                                                           FOR    AGAINST   ABSTAIN
Item 1. Election of Directors                [ ]       [ ]       Item 2. Ratification of the               [ ]      [ ]       [ ]
        Nominees:                                                        appointment of Deloitte & Touche
        Christopher T. Seaver                                            LLP as the Company's independent
        Lew O. Ward                                                      public accountants for the year
        Kenneth S. McCormick                                             ending December 31, 2001




*Authority withheld to vote for the
nominees you list below: (Write that
nominee's name in the space provided
below.)

                                                                                                WILL
                                                                                               ATTEND
___________________________________________  If you plan to attend the Annual                    [ ]
                                             Meeting, please mark the WILL ATTEND box



SIGNATURE________________________________________________ SIGNATURE________________________________________________ DATE___________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

----------------------------------------------------------------------------------------------------------------------------------
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

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 HYDRIL COMPANY

      The undersigned hereby appoints Michael C. Kearney, Chris D. North and Andrew W. Ricks, and each of them, with power to act without the others, and with power of substitution, as proxies and attorneys-in-fact of the undersigned and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hydril Company Common Stock and Hydril Company Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 22, 2001 or any adjournment thereof, on the matters set forth on the reverse side and in their discretion, to vote upon such other business as may properly come before such Meeting, with all powers which the undersigned would possess if present at such Meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


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                     * DETACH HERE FROM PROXY VOTING CARD. *